Exhibit 10.5

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of January, 2007, by and between Kaltura, Ltd., a company organized under the laws of the State of Israel, registered under number 51–294781–3 , with offices at 2 Hanoter Street, Israel (the "Company") and Michal Tsur-Shalev Israel Identity Number ####, residing at ####, Israel (the "Executive").
WHEREAS, the Company desires to employ the Executive as the President and COO of the Company and the Executive desires to serve as the President and COO of the Company and to engage in such employment, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:
1.    Employment.
(a)    The Company agrees to employ the Executive as the President and COO of the Company and the Executive agrees to be employed by the Company as its President and COO on the terms and conditions hereinafter set forth.
(b)    The Executive's duties and responsibilities shall include but not be limited to those duties and responsibilities customarily performed by a President and COO. The Executive shall be under the direct supervision of and comply with the directives of the Board of Directors of the Company or such officer of the Company as may be appointed by the Board of Directors of the Company from time to time (the "Board").
(c)    Excluding periods of vacation, sick leave and military reserve service to which the Executive is entitled or required, the Executive agrees to devote total attention and full time to the business and affairs of the Company and its subsidiaries as required to discharge the responsibilities assigned to the Executive hereunder. During the term of this Agreement, the Executive shall not be engaged in any other employment nor engage actively in any other business activities or in any other activities which may hinder his performance hereunder, with or without compensation, for any other person, firm or company without the prior written consent of the Company.
(d)    The Executive's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Law of Work Hours and Rest 5711 - 1951 shall not apply to this Agreement. The parties hereto confirm that this is a personal services contract and that the relationship between the parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect of any of its other employees or contractors.
2.    Base Salary.
(a)    The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a gross salary equal to the greater of (1) 25,000 NIS and (2) the NIS equivalent of $6,000 per month (the "Base Salary"). The Base Salary shall be payable monthly in arrears, on the first day of each month. The NIS equivalent shall be calculated according to the representative rate of exchange published by the Bank of Israel of the final day of the month with respect to which the Base Salary is paid. It is agreed that you shall be entitled to the Base Salary only upon the closing of a round of financing equal to, or greater of $500,000 by Kaltura, Inc (the 100% owner of Kaltura Ltd.). There shall be no accrual up until such date.
(b)    The Base Salary specified in Section 2(a) includes remuneration for working overtime and on days of rest, and the Executive shall not be entitled to any further remuneration or payment whatsoever other than the Base Salary and/or benefits, unless expressly specified in this Agreement. The Executive acknowledges that the Base Salary to which he is entitled pursuant to this Agreement constitutes due consideration for him working overtime and on days rest.

(c)    All amounts payable hereunder shall be reviewed annually by the Board of Directors of the Company.
3.    Executive Benefits.
(a)    The Executive shall be entitled to the following benefits:
(i)    Sick Leave. The Executive shall be entitled to fully paid sick leave pursuant to the Sick Pay Law 5736 - 1976.
(ii)    Vacation. The Executive shall be entitled to an annual vacation of twenty (20) working days per year. A "working day" shall mean Sunday to Thursday inclusive. Up to one year's equivalent of vacation days may be accumulated and may, at the Executive's option, upon thirty (30) days written notice to the Company, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days to the extent provided by law.
(iii)    Manager's Insurance. The Company shall effect a Manager's Insurance Policy (the "Policy") in the name of the Executive, and shall pay a sum up to 15.83% of the Executive's Base Salary towards such Policy, of which 8.33% will be on account of severance pay and 5% on account of pension fund payments and up to a further 2.5% of the Executive's Base Salary on account of disability pension payments. The Company shall deduct 5% from the Executive's Base Salary to be paid on behalf of the Executive towards such Policy.
(iv)    Further Education Fund Contributions. The Company shall pay a sum equal to 7.5% of the Executive's Base Salary and shall deduct 2.5% from the Executive's Base Salary to be paid on behalf of the Executive toward a further education fund. Use of these funds shall be in accordance with the by-laws of such fund.
(v)    If the Executive makes use of a leased car (once the Company shall make such cars available), the cost of using it shall be deducted from the Salary..
(vi)    The Executive shall be provided with a cellular telephone.
4.    Expenses. The Executive shall be entitled to receive prompt reimbursement of all direct expenses reasonably incurred by him in connection with the performance of his duties hereunder; provided, however, that (a) such expenses are incurred in accordance with the Company's expense policy in effect at such time (the "Expense Policy"), (b) the Executive has submitted, in writing, in the proper format, an expense report for the same, together with written receipts, in accordance with the Expense Policy (each, an "Expense Report"). Executive hereby acknowledges that once reimbursement has been received for goods purchased by Executive on behalf of the Company, such goods shall become the sole property of the Company.
5.    Term and Termination.
(a)    The term of employment under this Agreement shall commence as of the date of this Agreement and will continue unless terminated under the following circumstances:
(i)    Disability. The Company may terminate the Executive's employment after having established the Executive's disability. For purposes of this Agreement, "disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least ninety (90) consecutive days. Upon termination for disability, the Executive shall be entitled to severance pay required by law (subject to the provisions of Section 5(d) below).
(ii)    Cause. The Company may terminate the Executive's employment for cause. For purposes of this Agreement, termination for "cause" shall mean and include: (i) conviction of any felony involving moral turpitude or affecting the Company or its subsidiaries; (ii) any refusal to carry out a reasonable directive of the Board which involves the business of the Company or its subsidiaries and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its subsidiaries; (iv) ownership, direct or indirect, of an interest in a person or entity (other than a minority interest in a publicly traded company) in competition with the products or services of the Company or its subsidiaries, including those products or services contemplated in a plan adopted by the Board of Directors of the Company or its subsidiaries; (v) any breach of the Executive's fiduciary duties or duties of care to the Company (except for conduct taken in good faith); (vi) any material breach of this Agreement by the Executive. If the employment of the Executive is terminated for cause, then the Executive shall only be entitled to: (x) severance pay in the amount required by law, if required (subject to the provisions of Section 5(d) below); and (y) the portion of the Policy that was contributed by the Executive.
(iii)    Without Cause. The Company may terminate the Executive's employment without cause provided that the Executive is given not less than ninety (90) days written notice. During such ninety (90) day period the Executive shall be entitled to compensation pursuant to Section 2. Upon termination without cause, the Executive shall be entitled to severance pay required by law (subject to the provisions of Section 5(d) below).
(iv)    Termination by Executive. The Executive may terminate his employment with the Company upon sixty (60) days notice to the Company. During such sixty (60) day period the Executive shall be entitled to compensation pursuant to Section 2.
(b)    Upon the termination of the Executive's employment with the Company, other than for cause (as defined in Section 5(a)(ii) above), the right to receive the Policy and the further education fund shall be automatically assigned to the Executive.
(c)    During the period following notice of termination by any party for any reason, the Executive shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Executive's responsibilities. At the option of the Company, the Executive shall during such period either continue with his duties or remain absent from the premises of the Company.
(d)    In the event of any termination of his employment, whether or not for cause and whatever the reason, the Executive will promptly deliver to the Company or the Parent all documents, data, records and other information pertaining to his employment or any Proprietary Information (as defined below) or Company Intellectual Property (as defined below), and the Executive will not take with him any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to his employment or any Proprietary Information (as defined below) or Company Intellectual Property (as defined below).
6.    Reserve Duty. The Executive shall continue to receive the salary provided for hereunder during periods of military reserve duty. The Executive hereby assigns and undertakes to pay to the Company any amounts received from the National Insurance Institute as compensation for such reserve duty service.
7.    Non-disclosure and proprietary information agreement. The Executive shall sign the Company’s standard Non-Disclosure and Proprietary Information Agreement.
8.    Board and Shareholder Approval. The terms and conditions of this Agreement shall be subject to and contingent upon the approval by the Board of Directors of the Kaltura, Inc, the parent company of the Company.
9.    Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other, except that notice of change of address shall be effective only upon receipt. The initial addresses of the parties for purposes of this Agreement shall be as follows:
The Company:
Kaltura LTD
2 Hanoter Street, Tel-Aviv
Attn: CFO
The Executive:
####
7.    Miscellaneous.
(a)    No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(b)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflicts-of-law.
(c)    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
(d)    This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made either party which are not expressly set forth in this Agreement.
(e)    This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.
(f)    Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.
(g)    The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

Kaltura, Ltd.		The Executive

By:	/s/ Eran Etam	By:	/s/ Michal Tsur
Name: Eran Etam
Title: Vice President		Name: Michal Tsur

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
This Addendum to Personal Employment Agreement (the "Addendum") is made this 28 day of May 2015, by and between Michal Tsur, Israeli I.D. no. #### ("Employee"), and Kaltura Ltd., Company Number 5- 1391737-7, an Israeli company (the "Company").
WITNESSETH:
WHEREAS, the Company and the Employee entered into an Employment Agreement dated April I, 2008, as was amended from time to time (the "Employment Agreement"); and
WHEREAS, the Company and Employee wish to confirm in writing the reinstatement of the Employment Agreement dated April 1, 2008, attached hereto as Appendix 1, effective as of January 1, 2014;
WHEREAS, the parties wish to amend certain terms and provisions in the Employment Agreement as detailed below;
NOW, THEREFORE, the parties hereby agree as follows:
1.    The Company and Employee hereby agree and confirm that, effective as of January 1, 2014, the Employment Agreement (including all of its terms and conditions) was reinstated by parties and such Employment Agreement became effective and in full force and effect as of such date.
2.    It is hereby agreed that effective from January 1, 2014 (the "Effective Date"), the following terms and provisions shall apply to the relations between the Company and the Employee, replacing, supplementing or changing existing terms in the Employment Agreement, as detailed below:
Salary
a.    Base Salary shall be NIS 38,622 (gross).
b.    Global Overtime Pay shall be NIS 9,655 (gross).
c.    Monthly Salary (Base+ Global Overtime Pay) shall be NIS 48,277 (gross).
Pension Plan and Severance Pay
d.    The Company and the Employee will obtain and maintain Managers' Insurance or a pension fund according to the Employee's choice (the "Pension Insurance»). The contributions to the Pension Insurance shall be as follows:
(1)    In the event that the Pension Insurance is Managers Insurance: (i) the Company shall contribute an amom1t equal to thirteen and one third percent (13.33%) of the Monthly Salary payment (out of which eight and one third percent (8.33%) are designated for severance payments and five percent (5%) are designated for premium payments - "Company Contribution") and the Employee shall contribute five percent (5%) of the Monthly Salary payment ("Employee's Contribution") toward the premiums payable in respect of such insurance (the "Pension Insurance Policy"); and (ii) the Company shall obtain separate Disability Insurance ("Ovdan Kosher Avoda"), which may be included within the Managers Insurance Policy, for the exclusive benefit of the Employee and shall contribute therefore an amount that is the lower of (i) two and a half percent (2.5%) of the Monthly Salary; or (ii) such amount required to enable the disability insurance payments of at least 75% of the Monthly Salary.
(2)    In the event that the Pension Insurance is a Pension Fund: the Company shall contribute an amount equal to fourteen and one third percent (14.33%) of the Monthly Salary payment (out of which eight and one third percent (8.33%) are designated for severance payments and six percent (6%) are designated for premium payments - "Company Contribution") and the Employee shall contribute five and a half percent (5.5%) of the Monthly Salary payment ("Employee's Contribution") toward the premiums payable in respect of such fund (the "Pension Insurance Policy").

e.    It is hereby agreed that the terms of Section 14 to the Severance Pay Law shall not apply to the Employee. Accordingly, upon termination of employment, the following shall apply:
(1)    If the Employee's employment is terminated due to the Employee's decision to resign from his employment by the Company, then, with respect to severance pay, Employee shall be entitled to the release of all the funds that were accumulated in the Pension Insurance, including the funds that were accumulated in the severance pay portion of the Pension Insurance. It is clarified that Employee shall not be entitled to any other amount or payment with respect to severance pay, other than the release of the funds in the Pension Insurance.
(2)    If the Employee's employment is terminated due to the Company's decision to terminate the Employee's employment, then, with respect to severance pay, Employee shall be entitled to full severance pay, i.e., one Monthly Salary (at the rate of the day of termination) multiplied by the number of years of employment ("Full Severance Pay").
The Full Severance Pay payment shall be comprised of two amounts: (a) the amount accumulated in the severance pay portion of the Pension Insurance; and (b) the necessary cash supplemental payment that is required to be added to the amount in the severance pay portion of the Pension Insurance, so that the total amount paid shall equal to the Full Severance Pay.
(3)    All above stipulations with respect to payment of severance pay shall be subject to the exceptions under sections 16 and/or Section 17 of the Severance Pay Law.
Bonus
f.    Performance-based Compensation - Subject to Employee's continued employment by the Company, Employee will be eligible to be considered for additional performance-based compensation, based on Employee's performance and attainment of goals and the performance of the Company, all in accordance with the terms and conditions of the performance compensation plan attached hereto as Exhibit A. The Employee reserves the right to update the performance compensation plan from time to time.
Linkage to US Dollar
g.    Employee's Monthly Salary and Performance based Compensation ("MBO") under this Addendum is based on a US$-NIS exchange rate of NIS 3.5 per one USD (the "Base Rate"). The actual Monthly Salary and MBO shall be linked to the US Dollar, so that it will maintain the same value in US Dollars per the Base Rate, as defined above.
Reimbursement of Travel Expenses
h.    Employee shall be entitled to a monthly payment with respect to Company's participation in tl1e Employee's travel costs, as required under applicable law, in the amount of NIS 246 (gross).
3.    Except as specifically modified in Section 2 to this Addendum, the provisions, terms, conditions and definitions in the Employment Agreement, as amended, shall remain unchanged, and no other change shall apply to any of the Employee's other employment related rights.
4.    This Addendum shall be deemed an integral pert of the Employment Agreement. In any event of inconsistency between the terms of the Employment Agreement and the terms of this Addendum, the terms of this Addendum shall prevail.
5.    This Addendum shall be in in lieu of the notification regarding change in employment terms that is required under the Notice of Employment Terms Law, 2002.

In witness thereof, the Parties have signed this Addendum:

Kaltura Ltd.	Michal Tsur

/s/ Naama Halevi	/s/ Michal Tsur
By	By

Naama Halevi	28/5/15
Name	Date

CFO
Title

Date

Exhibit A
Performance Based Compensation
Employee shall be entitled to MBO incentive payments, under the following terms (the "Bonus"):
(1)    Maximum Bonus payment per calendar month shall be NIS 48,277 (gross). In any event, and regardless of Employee's actual achievements, Bonus payment shall not exceed the abovementioned limit.
(2)    Employee's entitlement to the Bonus amount with respect to each calendar quarter shall be subject to the achievement and attainment of the goals and objectives set forth in the table attached hereto (the "Qualifying Objectives" and "Bonus Table", respectively).
(3)    During each calendar month of each calendar year, the Company shall pay Employee a monthly amount as further detailed in the Bonus Table attached hereto (the "Monthly Bonus Amount"), which Monthly Bonus Amount shall be on account of the applicable Quarterly Bonus Amount (as such term is defined below).
(4)    With respect to each calendar quarter, the Company will assess the achievement and attainment of the Qualifying Objectives, and will calculate the entitlement to the Bonus payment for the applicable calendar quarter as detailed in Section 5 below (the "Quarterly Bonus Amount") in accordance with the formula set forth in the Bonus Table attached hereto.
(5)    The Quarterly Bonus Amounts shall be calculated by the end of the calendar month subsequent to the applicable quarter as follows:
a.    the Quarterly Bonus Amount for Q1 will be calculated by the end of April of the applicable year,
b.    the Quarterly Bonus Amount for Q2 will be calculated by the end of July of the applicable year,
c.    the Quarterly Bonus Amount for Q3 will be calculated by the end of October of the applicable year, and
d.    the Quarterly Bonus Amount for Q4 will be calculated by the end of January of the subsequent calendar year
(6)    It is clarified that the Company shall have exclusive discretion in determining whether or not any Bonus payment shall be paid to the Employee.
(7)    In the event that the applicable Quarterly Bonus Amount exceeds the aggregate Monthly Bonus Amounts paid during such applicable calendar quarter, then the Consulting Company shall be entitled to receive such balance of the Quarterly Bonus Amount, which will be paid to you in the subsequent month. In the event that the applicable Quarterly Bonus Amount is lower than the aggregate Monthly Bonus Amounts paid during such applicable quarter, then such shortfall amount will be taken into account and deducted from the Quarterly Bonus Amount payable in the subsequent quarter.
(8)    Although the Bonus is conditional and discretionary, and thus, the Company is not legally required to take it into account in the calculation of any of the Employee's employment related payments or benefits, it is agreed that the Company and the Employee will make allocations to the Employee's pension plan also with respect to the Bonus.
(9)    All Bonus payments shall be subject to all mandatory deductions, and shall be deemed to be quoted in gross figures.
Appendix 1 - Agreement dated April 1, 2008

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 18 day of March 2018 by and between Kaltura Ltd., (the “Company”), and Michal Tsur (the “Employee”). Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 1 April 2008 as was amended from time to time (the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.    Effective from 1 July 2018 (the “Salary Increase Date”) Employee’s Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 49,771 (gross)
ii.    Global Overtime Pay shall be NIS 12,443 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 62,214 (gross)
b.    The Monthly Salary from the Salary Increase Date to 31 December 2018 shall be paid as follows: (a) an amount equal to the Monthly Salary prior to the Salary Increase Date shall be payable at the end of each calendar month; and (b) the difference between the Monthly Salary payable prior to the Salary Increase Date and the Monthly Salary payable after the Salary Increase Date will be paid to the Employee in January 2019’s salary payment. Beginning January 1, 2019, the full Monthly Salary will be payable at the end of each calendar month.
c.    For the avoidance of doubt, the amounts contributed by the Company to the Employee’s Education Fund will not be subject to the limit recognized by the Income Tax Authority.
d.    It is explicitly acknowledged and agreed that the Monthly Salary includes mandatory travel expenses in accordance with applicable law and Employee shall not be entitled to receive any additional reimbursement of travel expenses.
e.    The paragraph directly under the heading “Linkage to US Dollar” is hereby stricken from the Employment Agreement.
2.    Bonus
a.    The applicable Bonus for the 2018 calendar year and any subsequent calendar years shall be as follows:
i.    The maximum Annual Bonus shall be 559,924 NIS (gross).
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ii.    The maximum Annual Additional Stretch Bonus shall be 161,756 NIS (gross)
b.    Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee’s (and the Company’s) attainment of certain goals and objectives defined by the Company. The goals and objectives for calendar year 2018 are set forth in Exhibit 4 to the Kaltura, Inc. board resolution of 14 August 2018 (the “Qualifying Objectives”).
c.    During September to December 2018 the Company will pay the Employee a monthly amount of 21,500NIS (gross) (“Monthly Bonus Amount”) (i.e., the equivalent of 50% of the pro-rated annual bonus in effect prior to the execution of this Addendum, section “2.f” is applicable for these payments) on account of the Annual Bonus (section 2.a.i above).
d.    As of January 2019 the Employee’s Monthly Bonus Amount shall be 32,662 NIS (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus).
e.    At the end of Q2 of each calendar year, and again at the end of the calendar year, Company will assess attainment of the Qualifying Objectives, and will calculate Employee’s entitlement to the Bonus (or any portion thereof). In the event that Annual Bonus and Annual Additional Stretch Bonus attainment amounts exceed the aggregate Monthly Bonus Amounts paid during the applicable calendar year, then the Employee shall be entitled to receive the balance, which will be paid in September (based on attainment calculated as of the end of Q2) and March of the subsequent calendar year (for attainment calculated as of the end of the applicable calendar year), respectively. In the event that the applicable Annual Bonus and Annual Additional Stretch Bonus attainment amounts are lower than the aggregate Bonus amounts paid during the applicable calendar year, then such shortfall amount will be taken into account and deducted from Employee’s future Bonus payments. For the avoidance of doubt, for the 2018 calendar year, the difference between the Monthly Bonus Amounts paid in 2018 (inclusive of any monthly amounts paid prior to the effective date of this Addendum) and the Annual Bonus and Annual Additional Stretch Bonus attainment calculated at the end of the calendar year shall be paid by the end of March 2019.
f.    As of January 2018, Bonus payments shall not be taken into account in the calculation of any employment related payments or social benefits.
g.    As of January 2018, all contributions made by Company to Employee’s insurances or funds, derived from the Bonus payments, will be deemed excess payments on account of the Employee’s Bonus, and shall be deducted from calendar year 2018’s Annual Bonus as calculated and paid to the Employee in accordance with section 2e. above.
3.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above. THE COMPANY    THE EMPLOYEE

THE COMPANY		THE EMPLOYEE

By:	/s/ Sigal Srur	By:	/s/ Michal Tsur

Name:	Sigal Srur	Name:	Michal Tsur

Title:	SVP hr	Title:	President

Date:	March 18, 2019	Date:	March 19, 2019

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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 30 day of December 2019 by and between Kaltura Ltd., (the “Company”), and Michal Tsur (the “Employee”). Company and Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 1 April 2008 as was amended from time to time (collectively, the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.    Effective from 1 January 2020 (the “Salary Increase Date”) Employee’s Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 57,295 (gross)
ii.    Global Overtime Pay shall be NIS 14,323 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 71,618 (gross)
2.    Bonus
a.    The applicable Bonus for the 2020 calendar year shall be as follows:
i.    The maximum Annual Bonus shall be NIS 644,564 (gross).
ii.    The maximum Annual Additional Stretch Bonus shall be NIS 186,207 (gross)
b.    Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of Employee’s (and the Company’s) attainment of certain goals and objectives defined by the Company. The goals and objectives for calendar year 2020 will be set by the Compensation Committee that will be held on February 2020 (“Qualifying Objectives”).
c.    As of January 2020, the Employee’s Monthly Bonus Amount shall be NIS 37,600 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
3.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
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IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY		THE EMPLOYEE

By:	/s/ Sigal S	By:	/s/ Michal Tsur

Name:	Sigal S	Name:	Michal Tsur

Title:	CHRO	Title:	President

Date:	December 30, 2019	Date:	March 3, 2020

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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 4 day of March 2021 by and between Kaltura Ltd., (the “Company”), and Michal Tsur (the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 1 January 2007 (as subsequently amended from time to time, the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.    Salary
a.    Effective from 1 January 2021 (the “Salary Increase Date”), the Employee’s Monthly Salary shall be as follows:
i.    Base Salary shall be NIS 68,000 (gross)
ii.    Global Overtime Pay shall be NIS 17,000 (gross)
iii.    Monthly Salary (Base + Global Overtime Pay) shall be NIS 85,000 (gross)
2.    Bonus
a.    The applicable Bonus for the 2021 calendar year shall be as follows:
i.    The maximum Annual Bonus shall be NIS 765,000 (gross).
ii.    The maximum Annual Additional Stretch Bonus shall be NIS 286,875 (gross)
b.    The Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors.
c.    As of January 2021 the Employee’s Monthly Bonus Amount shall be NIS 44,625 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).
3.    Pension Plan and Severance Pay
Section d of the Addendum to Personal Employment Agreement dated 28 May 2015 will be replaced with the following:
a.    In the event that the Pension Insurance is Managers Insurance: the Company shall contribute 14.833% of the Monthly Salary (of which 8.33% will go towards severance, at least 6.5% are designated for premium payments and an additional percentage will go towards disability insurance, at a rate necessary to insure 75% of the Monthly Salary - “Company Contribution”) and the Employee

shall contribute 6% of the Monthly Salary payment (“Employee’s Contribution”) toward the premiums payable in respect of such insurance (the “Pension Insurance Policy”).
b.    In the event that the Pension Insurance is a Pension Fund: The Company shall contribute 14.833% of the Monthly Salary (of which 8.33% will be towards severance - “Company Contribution”) and the Employee shall contribute 6% of the Monthly Salary payment (“Employee’s Contribution”) toward the premiums payable in respect of such fund (the "Pension Insurance Policy”).
c.    For clarity’s sake, the abovementioned contributions to the Employee’s Pension Insurance may be changed from time to time according to applicable law.
4.    Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.

THE COMPANY		THE EMPLOYEE

By:	/s/ Sigal S	By:	/s/ Michal Tsur

Name:	Sigal S	Name:	Michal Tsur

Title:	CHRO	Title:	President

Date:	March 7, 2021	Date:	March 11, 2021

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ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT
THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is made and entered into this 30th day of March 2022 by and between Kaltura Ltd., (the “Company”), and Michal Tsur (the “Employee”). The Company and the Employee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties entered into an Employment Agreement dated 1 January 2007 (as subsequently amended from time to time, the “Employment Agreement”);
WHEREAS, the Parties wish to amend or add certain terms and provisions to the Employment Agreement as detailed below;
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the Parties agree as follows:
Capitalized terms used but not defined herein have the meanings assigned to them in the Employment Agreement.
1.	Salary
a.	Effective from 1 April 2022 (the “Salary Increase Date”), the Employee’s Monthly Salary shall be as follows:
i.	Base Salary shall be NIS 74,800 (gross)
ii.	Global Overtime Pay shall be NIS 18,700 (gross)
iii.	Monthly Salary (Base + Global Overtime Pay) shall be NIS 93,500 (gross)

2.	Bonus
a.	The applicable Bonus for the 2022 calendar year shall be as follows:
i.	The maximum Annual Bonus shall be NIS 841,500 (gross).
ii.	The maximum Annual Additional Stretch Bonus shall be NIS 315,563 (gross)

b.
The Employee’s entitlement to the Annual Bonus and Additional Stretch Bonus shall be determined, for each calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura Inc.’s board of directors or its compensation committee.

c.	As of January 1, 2022 the Employee’s Monthly Bonus Amount shall be NIS 49,088 (gross) (i.e., the equivalent of 70% of the pro-rated Annual Bonus) on account of the Annual Bonus (section 2.a.i above).

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3.	Except as expressly set forth herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and each Party hereto agrees to be bound by the terms thereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum as of the date set forth above.
THE COMPANY	THE EMPLOYEE

By: /s/ Yaron Garmazi	By: /s/ Michal Tsur

Name: Yaron Garmazi	Name: Michal Tsur

Title: CFO	Title: President & CMO

Date: March 31, 2022	Date: April 3, 2022

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